UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Allegro Merger Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	377-01753	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered
Units, each consisting of one share of common stock, one right, and one redeemable warrant	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Rights, each exchangeable for one-tenth (1/0) of one share of Common Stock	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☒	If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the box.

☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the box.

☐	If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the box.

Securities Act registration statement file number to which this form relates: 333-225270.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights, and redeemable warrants to purchase common stock of Allegro Merger Corp. (the “Company”). The description of the units, common stock, rights, and redeemable warrants contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-225270), as filed with the Securities and Exchange Commission on May 29, 2018, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates shall be deemed incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is or are subsequently filed are hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation, included as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on May 29, 2018.

3.2	Amended and Restated Certificate of Incorporation, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

3.3	Bylaws, included as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on May 29, 2018.

4.1	Specimen Unit Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

4.2	Specimen Common Stock Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

4.3	Specimen Warrant Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

4.5	Specimen Right Certificate, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

4.6	Form of Right Agreement between Continental Stock Transfer & Trust Company and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

10.2	Form of Registration Rights Agreement among the Registrant and the initial stockholders party thereto, included as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225270) filed on June 21, 2018.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2018	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric Rosenfeld
Chief Executive Officer

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